UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  January 15, 2015

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Salary Reduction and Stay Incentive Agreement with Bruce D. Hansen

On January 16, 2015, the Compensation Committee of the Board approved a First Amendment to Salary Reduction and Stay Incentive Agreement with Bruce D. Hansen, the Company’s Chief Executive Officer, effective as of January 14, 2015 (the “Amendment”).  Pursuant to the Amendment, the Company agreed to grant 392,904 RSUs to Mr. Hansen as set forth below, in consideration for Mr. Hansen’s agreement to extend the term of his Salary Reduction and Stay Incentive Agreement concerning the payment of his $412,500 cash incentive bonus under that agreement to January 16, 2016.

A copy of the Amendment is attached hereto as Exhibit 10.1.

Approval of New Personnel Retention Program

Effective January 16, 2015, the Compensation Committee of the Board approved a new personnel retention program (the “Program”) for Bruce D. Hansen, the Company’s Chief Executive Officer; David A. Chaput, the Company’s Chief Financial Officer; Robert I. Pennington, the Company’s Chief Operating Officer; R. Scott Roswell, the Company’s Vice President of Human Resources, Corporate Counsel; and Lee M. Shumway, the Company’s Controller and Treasurer (the “Covered Executives”).  The Program includes RSU grants in the amounts listed below for the Covered Executives who remain with the company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board, a Change of Control (as defined in the employment or change of control agreements between the Company and each of the Covered Executives); involuntary termination (absent cause); or January 15, 2016 (the “Vesting Date”):

Name	RSUs

Bruce D. Hansen	392,904
David A. Chaput	223,384
Robert I. Pennington	212,168
R. Scott Roswell	179,093
Lee M. Shumway	167,413

The RSUs will vest on the Vesting Date.

The RSU grants to Messrs. Chaput, Pennington, Roswell and Shumway are subject to the execution by each of them of a new Stay Incentive Agreement covering the period from January 16, 2015 through January 15, 2016.  Mr. Hansen has already entered into the Amendment, as discussed above.

Item 9.01                           Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	First Amendment to Salary Reduction and Stay Incentive Agreement dated as of January 14, 2015, by and between General Moly, Inc. and Bruce D. Hansen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: January 21, 2015	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer